Filed pursuant to Rule 424(b)(5)
Registration No. 333-134406
A filing fee of $54,243, calculated in accordance with Rule 457(r), has been transmitted to the SEC in connection with the shares of common stock offered by means of this prospectus supplement and the accompanying prospectus from the registration statement filed May 23, 2006. The proposed maximum aggregate offering price has been calculated as 35,700,000 shares multiplied by $14.20 per share, the last reported sale price of our common stock on The New York Stock Exchange on May 22, 2006. This paragraph shall be deemed to update the “Calculation of Registration Fee” table in the registration statement referred to above.
Prospectus Supplement to Prospectus dated May 23, 2006.
35,700,000 Shares
El Paso Corporation
Common Stock

        The common stock is listed on the New York Stock Exchange under the symbol “EP.” The last reported sale price of the common stock on May 22, 2006 was $14.20 per share.
       See “Risk Factors” on page S-3 and in our 2005 Annual Report on Form 10-K, which is incorporated by reference herein, to learn about risks you should consider before investing in our common stock.

       Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

      The underwriter has agreed to purchase the common stock from us at a price of $14.025 per share which will result in approximately $500.7 million of proceeds to us.
      The underwriter may offer the common stock in transactions on the NYSE, in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices.

      The underwriter expects to deliver the shares against payment in New York, New York on May 26, 2006.
Banc of America Securities LLC

Prospectus Supplement dated May 23, 2006

Prospectus Supplement
About This Prospectus Supplement and the Prospectus	S-i
Prospectus Supplement Summary	S-1
Risk Factors	S-3
Use of Proceeds	S-4
Price Range of Common Stock and Dividend Policy	S-4
Underwriting	S-5
Legal Matters	S-8

Prospectus
About This Prospectus	ii
Cautionary Statement Regarding Forward-Looking Statements	ii
Where You Can Find More Information	iii
Incorporation By Reference	iv
El Paso Corporation	1
Use of Proceeds	1
Description of the Debt Securities	1
Description of Capital Stock	9
Description of Purchase Contracts	12
Description of Warrants	12
Description of Units	13
Plan of Distribution	13
Legal Matters	14
Experts	15
About this Prospectus Supplement and the Prospectus
      This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described in the accompanying prospectus under the headings “Where You Can Find More Information” and “Incorporation By Reference.”
      If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
      Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Incorporation By Reference” in the accompanying prospectus.

S-i

      You should rely only on the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering and the documents incorporated by reference into this prospectus supplement and accompanying prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
      No action is being taken in any jurisdiction outside the United States to permit a public offering of the shares of our common stock or possession or distribution of this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference in that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
      This summary highlights information about our company. It is not complete and does not contain all the information that you should consider before investing in our common stock. You should read all of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference to fully understand our company. Unless the context indicates otherwise, when we refer to “El Paso,” “us,” “we,” “our,” or “ours,” we are describing El Paso Corporation, together with its subsidiaries.
Our Business
Overview
      We are an energy company, originally founded in 1928 in El Paso, Texas, with a stated purpose to provide natural gas and related energy products in a safe, efficient and dependable manner. Our long-term business strategy is focused on participating in the energy industry through a rate regulated natural gas transmission business in North America and a large, independent exploration and production business operating both domestically and internationally.
      Natural Gas Transmission. We own North America’s largest interstate pipeline system, which has approximately 55,500 miles of pipe that connect North America’s major producing basins to its major consuming markets. We also own approximately 420 billion cubic feet, or Bcf, of storage capacity and a liquefied natural gas, or LNG, import facility with 806 million cubic feet, or MMcf, of daily base load sendout capacity.
      Exploration and Production. Our exploration and production business is focused on the exploration for and the acquisition, development, and production of natural gas, oil and natural gas liquids, or NGL, in the United States and Brazil and related marketing activities. As of December 31, 2005, we held an estimated 2.4 trillion cubic feet of natural gas equivalents, or Tcfe, of proved natural gas and oil reserves in the United States and Brazil, exclusive of our equity share in the proved reserves of an unconsolidated affiliate of 253 billion cubic feet of natural gas equivalents, or Bcfe.
      Other. We currently own or have owned other non-core assets acquired as part of a number of mergers and acquisitions and growth initiatives when we expanded from a regional gas pipeline company in the mid-1990’s to an international energy company by early 2001. Since 2003, a substantial portion of these assets have been sold, have pending sales contracts or are in the process of being sold. The divestiture of these assets was targeted at improving our operating results, financial condition and liquidity, which were negatively impacted by the decline of the energy trading industry, bankruptcy of several energy industry participants and our credit downgrades.
Business Objective and Strategy
      We conduct our core natural gas transmission and exploration and production operations through our Pipelines, Exploration and Production and Marketing and Trading segments. We also have a Power segment and, prior to January 1, 2006, had a Field Services segment. Our business segments provide a variety of energy products and services and are managed separately as each segment requires different technology and marketing strategies. For further discussion of our business segments, including their operating results and assets, see the information set forth under the headings “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Financial Statements and Supplementary Data, Note 20” of our May 12, 2006 Current Report on Form 8-K. Our business strategy in each of our operating segments can be summarized as follows:

Pipelines	Enhancing the value of our transmission business through successful recontracting, continuous efficiency improvements through cost management and prudent capital spending in the United States and Mexico, while providing outstanding customer service through safe operations.

Exploration and Production	Growing our reserve base in a manner that creates shareholder value through disciplined capital allocation, cost control and portfolio management.

Marketing and Trading	Marketing our natural gas and oil production at optimal prices and managing associated price risks and legacy contracts.
      The assets remaining in our Power segment are used to serve customers under long-term power sales contracts or sell power to the open market in spot market transactions. Prior to January 1, 2006, our Field Services segment provided processing and gathering services. As of January 1, 2006, our Field Services segment ceased to be a business segment as we had divested of substantially all of its operations.
      We are a Delaware corporation with principal executive offices in the El Paso Building, located at 1001 Louisiana Street, Houston, Texas 77002, and our telephone number at that address is (713) 420-2600.
The Offering

Issuer	El Paso Corporation

Common stock offered by us	35,700,000 shares.

Common stock to be outstanding after this offering	695,794,360 shares.

Use of Proceeds	We estimate that the net proceeds of this offering, after giving effect to any deemed underwriting discounts and estimated expenses payable by us, will be approximately $500.5 million. We intend to use the net proceeds from this offering to repay amounts outstanding under the secured credit agreement of our subsidiary, El Paso Exploration & Production Company, and to the extent of any excess net proceeds for general corporate purposes.

Dividends	Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors. During 2005 we paid quarterly dividends to holders of our common stock at the annual rate of $0.16 per share.

NYSE symbol	EP

Risk factors	For a discussion of risks associated with an investment in our common stock, please see the section entitled “Risk Factors” beginning on page S-3 of this prospectus supplement and in our 2005 Annual Report on Form 10-K, which we refer to as our 2005 Form 10-K.
      In this table, we calculated the number of shares of our common stock to be outstanding after this offering as of May 12, 2006. In calculating that number of shares, we did not take into account (a) shares issuable upon exercise of currently outstanding stock options held by our employees, executive officers and directors or (b) shares reserved for future issuance upon conversion of our outstanding convertible securities.

RISK FACTORS
      Before you invest in our common stock, you should consider the risks, uncertainties and factors that may adversely affect us that are discussed under the caption “Risk Factors — Cautionary Statement For Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995” in our 2005 Form 10-K, which is incorporated by reference herein.

The price of our common stock may fluctuate significantly, which may make it difficult for you to resell common stock when you want or at prices you find attractive.
      The price of our common stock on the New York Stock Exchange constantly changes. We expect that the market price of our common stock will continue to fluctuate.
      Our common stock price can fluctuate as a result of a variety of factors, many of which are beyond our control. In addition, the stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of a particular company. These broad market fluctuations may adversely affect the market price of our common stock.

Our corporate documents and Delaware law contain provisions that could discourage, delay or prevent a change in control of our company even if some stockholders might consider such a development favorable, which may adversely affect the price of our common stock.
      Provisions in our amended and restated certificate of incorporation and amended and restated by-laws may discourage, delay or prevent a merger or acquisition involving us that our stockholders may consider favorable. For example, our amended and restated certificate of incorporation authorizes our board of directors to issue shares of preferred stock to which special rights are attached, including voting and dividend rights.
      We are also subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. Under these provisions, if anyone becomes an “interested stockholder,” we may not enter into a “business combination” with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control. For purposes of Section 203, “interested stockholder” means, generally, someone owning 15% or more of our outstanding voting stock or an affiliate of ours that owned 15% or more of our outstanding voting stock during the past three years, subject to certain exceptions as described in Section 203.
      Upon a change in control as defined in our existing credit facilities, the lenders under such existing credit facilities will have the right to require us to repay all of our outstanding obligations under the facility. In addition, the holders of certain series of indebtedness of certain of our subsidiaries will have the right upon the occurrence of a change of control as defined in such indebtedness or the indenture relating thereto, subject to certain conditions, to require us to repurchase their notes at a price equal to 100% or 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. These provisions in our debt instruments may deter a change in control transaction that would result in an increase in the trading price of our common stock, and accordingly, these provisions may adversely affect the price of our common stock.

USE OF PROCEEDS
      We estimate that the net proceeds of this offering, after giving effect to any deemed underwriting discounts and estimated expenses payable by us, will be approximately $500.5 million. We intend to use the net proceeds to repay amounts outstanding under the secured credit agreement of our subsidiary, El Paso Exploration & Production Company, or EPEP, and to the extent of any excess net proceeds, for general corporate purposes.
      Affiliates of the underwriter are lenders under the EPEP loan. We intend to repay approximately $500 million of the amounts outstanding under the EPEP loan with a portion of the net proceeds of this offering, of which approximately $13.5 million will reduce the indebtedness outstanding to such affiliates. See “Underwriting.”
      Borrowings under the EPEP credit agreement bear interest at either (a) the domestic bank rate plus 0.25% to 0.875%, or (b) the London InterBank Offered Rate, or LIBOR, plus 1.25% to 1.875%. The applicable interest rate was 6.875% as of May 23, 2006. Borrowings under the EPEP loan mature on August 30, 2010. EPEP incurred borrowings under the EPEP loan to finance a portion of the purchase price for the Medicine Bow Energy Corporation acquisition in August 2005. The EPEP loan is secured by a perfected lien on some of EPEP’s oil and gas assets.
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY
      Our common stock is listed for trading on the NYSE under the symbol “EP.” The following table sets forth the quarterly intra-day high and low share price information for the periods indicated. See the table under the caption “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” in our 2005 Form 10-K.

	High	Low	Dividends

Year Ended December 31, 2006
First Quarter	$13.95	$11.80	$0.04
Second Quarter (through May 22, 2006)	$16.00	$11.85	$0.04
      On May 22, 2006, the closing sale price of our common stock was $14.20.
      Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors. Under the terms of our outstanding preferred stock, we are restricted from paying any cash dividend on our common stock if we are not current in our dividend payments with respect to that preferred stock. Also, although our secured credit facility does not contain any direct restriction on the payment of dividends, dividends are included as a fixed charge in the calculation of our fixed charge coverage ratio in that facility, and consequently, that facility’s fixed charge coverage ratio requirement may function as an indirect restriction our ability to pay additional dividends. In the future, we may agree to further restrictions on our ability to pay dividends. Our future dividend policy may depend on earnings, financial condition, liquidity, capital requirements and other factors.

UNDERWRITING
      We and Banc of America Securities LLC have entered into an underwriting agreement with respect to the shares of common stock being offered and sold in this offering. Subject to certain conditions, the underwriter has agreed to purchase the number of shares indicated on the cover page of this prospectus supplement.
      The underwriter may receive from purchasers of the shares normal brokerage commissions in amounts agreed with such purchasers.
      The underwriter proposes to offer the shares of common stock from time to time for sale in one or more transactions in the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the shares of common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and / or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.
      In connection with the offering, the underwriter may purchase and sell shares of common stock in the open market. These transactions may include short sales and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering. The underwriter will need to close out any short sale by purchasing shares in the open market. The underwriter is likely to create a short position if it is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering.
      Purchases to cover a short position, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the company’s stock, and may maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on NYSE, in the over-the-counter market or otherwise.
      El Paso Corporation has agreed with the underwriter, subject to certain exceptions, not to offer, sell or otherwise dispose of or hedge its common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of the underwriter.
      El Paso Corporation’s officers and directors have agreed with the underwriter not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of the underwriter. This agreement does not apply to transfers of (a) shares of common stock sold pursuant to any existing written plan consistent with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, (b) shares of common stock withheld by El Paso Corporation to satisfy withholding tax obligations in connection with the vesting of restricted stock, (c) shares of common stock of El Paso Corporation if the transfer is by gift, will or intestacy or to a member of such person’s immediate family or to a trust of which such person or immediate family member is the beneficiary, (d) shares of common stock acquired upon the exercise of options granted under El Paso Corporation’s stock option or stock incentive plans that would otherwise expire during the 60-day lock-up period described above and (e) shares of common stock with the prior written consent of the underwriter; provided that in the case of a transfer pursuant to clause (c) above, it shall be a condition to the transfer that (1) the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the lock-up restrictions described in this paragraph and

(2) any such transfer shall not involve a disposition for value and no party, including the transferor, shall be required to, nor shall it voluntarily, file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, in connection with such transfer (other than a filing on Form 5 made after the expiration of the 60-day lock-up period referred to above). Furthermore, such restrictions shall not be applicable to the adoption by any such officer or director of a written plan consistent with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, so long as any sales under such written plan occur after the expiration of the 60-day lock-up period described above.
      The underwriter has represented and agreed that:

(a) it has not made or will not make an offer of shares to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended), or FSMA, except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by El Paso Corporation of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or FSA;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to El Paso Corporation; and

(c) it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.
      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than € 50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.
      For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/ EC and includes any relevant implementing measure in each Relevant Member State.
      The shares may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the shares may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.
      This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (2) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
      Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.
      The securities have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
      No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the shares that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no shares have been offered or sold and will be offered or sold, directly or indirectly, to the public in France except to permitted investors (“Permitted Investors”) consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or investors belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, with “qualified investors” and “limited circle of investors” having the meaning ascribed to them in Articles L. 411-2, D. 411-1, D. 411-2, D. 411-4, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier and applicable regulations thereunder; none of this prospectus or any other materials related to the offering or information contained therein relating to the shares has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any shares acquired by any Permitted Investors may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.
      The offering of the shares has not been cleared by the Italian Shares Exchange Commission (Commissione Nazionale per le Società e la Borsa, the “CONSOB”) pursuant to Italian Shares legislation and, accordingly, the underwriter acknowledges and agrees that the shares may not and will not be offered, sold or delivered, nor may or will copies of this prospectus supplement or any other documents relating to the shares be distributed in Italy, except (i) to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended, (the “Regulation No. 11522”), or (ii) in other circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the “Financial Service Act”) and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended.
      Any offer, sale or delivery of the shares or distribution of copies of this prospectus supplement or any other document relating to the shares in Italy may and will be effected in accordance with all Italian shares, tax, exchange control and other applicable laws and regulations, and, in particular, will be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Law”), Regulation No. 11522, and any other applicable laws and regulations; (ii) in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and (iii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.
      Any investor purchasing the shares in the offering is solely responsible for ensuring that any offer or resale of the shares it purchased in the offering occurs in compliance with applicable laws and regulations.
      This prospectus supplement and the accompanying prospectus and the information contained therein are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of the “Financial Service Act” and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended, is not to be distributed, for any reason, to any third party resident or located in Italy. No person resident or located in Italy other than the original recipients of this document may rely on it or its content.
      Italy has only partially implemented the Prospectus Directive, the provisions relating to European Economic Area above shall apply with respect to Italy only to the extent that the relevant provisions of the Prospectus Directive have already been implemented in Italy.
      Insofar as the requirements above are based on laws which are superseded at any time pursuant to the implementation of the Prospectus Directive, such requirements shall be replaced by the applicable requirements under the Prospectus Directive.
      We estimate that our share of the total expenses of this offering, excluding any deemed underwriting discounts and commissions, will be approximately $150,000.
      El Paso Corporation has agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933.
      Because more than 10% of the net offering proceeds may be paid to affiliates of NASD members participating in the distribution of this offering, this offering may be made pursuant to Rule 2710(h) of the NASD Conduct Rules.
      The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. Affiliates of the underwriter are lenders under the EPEP loan. We intend to repay approximately $500 million of the amounts outstanding under the EPEP loan with a portion of the net proceeds of this offering, of which approximately $13.5 million will reduce the indebtedness outstanding to such affiliates.
LEGAL MATTERS
      The validity of the common stock offered hereby will be passed upon for us by Andrews Kurth LLP, Houston, Texas. Certain legal matters will be passed upon for the underwriter by Davis Polk & Wardwell, New York, New York.

PROSPECTUS

EL PASO CORPORATION

DEBT SECURITIES
PREFERRED STOCK
COMMON STOCK
PURCHASE CONTRACTS
WARRANTS
UNITS

We, El Paso Corporation, may offer and sell in one or more offerings:

•	unsecured debt securities consisting of senior notes and debentures and/or other unsecured evidences of indebtedness in one or more series;

•	shares of preferred stock, in one or more series, which may be convertible or exchangeable for common stock or debt securities;

•	shares of common stock;

•	purchase contracts for the purchase or sale of our common stock, preferred stock, debt securities, warrants or units, or for the purchase or sale of securities of a third party, currencies or commodities;

•	warrants to purchase our common stock, preferred stock, debt securities, purchase contracts or units, or to purchase or sell securities of a third party, currencies or commodities; and

•	units consisting of any combination of our common stock, preferred stock, debt securities, purchase contracts or warrants.

We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest in any of our securities. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement.

Our common stock is listed for trading on the New York Stock Exchange under the symbol “EP.”

We may sell securities to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those securities.

Investing in these securities involves certain risks. Please read “Cautionary Statement Regarding Forward-Looking Statements” on page ii and other information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 23, 2006.

i

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

In this prospectus, references to “El Paso,” “we,” “us” and “our” mean El Paso Corporation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this document and in documents that we have incorporated by reference into this document that constitute forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning possible or assumed future results of operations of El Paso. The words “believe,” “expect,” “estimate,” “anticipate” and similar expressions will generally identify forward-looking statements. These statements may relate to information or assumptions about:

•	earnings per share;

•	capital and other expenditures;

•	dividends;

•	financing plans;

•	capital structure;

•	liquidity and cash flow;

•	pending legal proceedings, claims and governmental proceedings, including environmental matters;

•	future economic and financial performance;

•	management’s plans; and

•	goals and objectives for future operations.

Forward-looking statements are subject to risks and uncertainties. While we believe the assumptions or bases underlying the forward-looking statements are reasonable and are made in good faith, we caution that assumed facts or bases almost always vary from actual results, and these variances can be material, depending upon the circumstances. We cannot assure you that the statements of expectation or belief contained in the forward-looking statements will result or be achieved or accomplished. Important factors that could cause actual results to differ materially from estimates or projections contained in forward-looking statements include, among others, the following:

•	the risk that earnings may be adversely affected by fluctuating energy commodity prices;

•	the risk that rates charged to customers may be reduced by governmental authorities;

•	the risks associated with the construction of new facilities, including cost overruns, the realization of anticipated future growth in natural gas supplies and our ability to obtain the necessary consents and approvals;

•	the highly competitive nature of the natural gas transportation, gathering, processing and storage businesses and the oil and gas exploration and production business;

•	the risk of favorable customer contracts expiring or being renewed on less attractive terms;

•	the timing, success, and capital allocated to our exploration and development drilling programs, which would affect production levels and reserves;

•	changes to our estimates of oil and gas reserves;

•	the risk of financial losses arising out of derivative transactions;

•	risks incident to the drilling and operation of oil and gas wells;

•	future drilling, production and development costs, including drilling rig rates and oil field service costs;

•	the risks associated with our foreign operations and investments;

•	risks associated with retained liabilities and indemnification obligations in connection with the sale of certain of our businesses and assets;

•	the costs of environmental liabilities, regulations and litigation;

•	the impact of operational hazards;

•	the risks associated with future weather conditions;

•	the outcome of pending governmental investigations;

•	the risk that other firms will further expand into markets in which we operate; and

•	risks associated with our significant debt, interest rates and below investment grade credit ratings.

These factors are more fully described in our 2005 Form 10-K (as defined below), under the heading “Risk Factors — Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995” and are incorporated herein by reference. Other factors that could cause actual results to differ materially from estimates and projections contained in forward-looking statements are described in the other documents that we incorporated by reference into this document.

Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus, or, in the case of documents incorporated by reference, the date of those documents.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, unless the securities laws require us to do so.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, or the Securities Act, that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly, and other reports and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public through the SEC website at http://www.sec.gov. General information about us, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.elpaso.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus. You can also inspect reports, proxy statements and other information about us at the offices of The New York Stock Exchange, Inc., located at 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K or other applicable SEC rules, rather than filed, until we complete our offerings of the securities:

•	Annual Report on Form 10-K, for the year ended December 31, 2005 (including the portions of our definitive Proxy Statement on Schedule 14A incorporated therein by reference), which we refer to as our 2005 Form 10-K, as supplemented by Current Report on Form 8-K filed May 12, 2006;

•	Quarterly Report on Form 10-Q, for the quarter ended March 31, 2006;

•	Current Reports on Form 8-K and Form 8-K/A filed January 4, 2006, January 11, 2006, January 18, 2006, January 31, 2006, February 7, 2006 and February 16, 2006, March 14, 2006, April 18, 2006, May 3, 2006, May 9, 2006, May 12, 2006, May 16, 2006 and May 19, 2006; and

•	The description of our capital stock contained in our registration statement on Form 8-A filed on April 5, 2001, as amended on Form 8-A/A on August 26, 2003 and March 7, 2006, including any further amendment or report filed for the purpose of updating such descriptions.

Documents incorporated by reference are available to you from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from us at the following address:

El Paso Corporation
Office of Investor Relations
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
Telephone No.: (713) 420-2600

EL PASO CORPORATION

We are an energy company originally founded in 1928 in El Paso, Texas, with a stated purpose to provide natural gas and related energy products in a safe, efficient and dependable manner. Our long-term business strategy is focused on participating in the energy industry through a rate regulated natural gas transmission business in North America and a large, independent exploration and production business operating both domestically and internationally.

Our principal executive offices are located in the El Paso Building, located at 1001 Louisiana Street, Houston, Texas 77002, and our telephone number at that address is (713) 420-2600.

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes unless we specify otherwise in an applicable prospectus supplement. We may invest any funds we do not require immediately for general corporate purposes in marketable securities and short-term investments.

DESCRIPTION OF THE DEBT SECURITIES

Any debt securities we offer will be our direct, unsecured general obligations. The debt securities will be our senior debt securities and will be issued under an indenture between us and HSBC Bank USA, National Association (as successor-in-interest to JPMorgan Chase Bank, (formerly The Chase Manhattan Bank)), as indenture trustee.

We have summarized selected provisions of the indenture below. The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the debt securities. The indenture between us and HSBC Bank USA, National Association, as trustee, has been incorporated by reference into this prospectus. Please read “Where You Can Find More Information.”

General

The debt securities will be our direct, unsecured obligations and will rank equally with all of our other senior and unsubordinated debt.

A prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offered debt securities. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	the total principal amount of the debt securities and the currency, if other than U.S. dollars, in which such debt securities are denominated;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of the debt securities will be payable and the terms on which any such maturity date may be extended;

•	the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•	any provisions relating to the convertibility of exchangability of the debt securities for other debt securities or equity securities;

•	any optional redemption periods;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	any changes to or additional events of defaults or covenants;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	restrictions on the declaration of dividends or requiring the maintenance of any asset ratio or the creation or maintenance of reserves; and

•	any other terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued. The indenture allows debt securities to be issued up to the principal amount that we may authorize and may be in any currency or currency unit we designate.

Debt securities of a series may be issued in registered, bearer, coupon or global form.

Denominations

The prospectus supplement for each issuance of debt securities will state whether the securities will be issued in registered form of $1,000 each or multiples of $1,000 or bearer form of $5,000 each.

Consolidation, Merger or Sale

The indenture generally permits a consolidation or merger between us and another corporation. It also permit us to sell all or substantially all of our property and assets. If this occurs, the remaining or acquiring corporation will assume all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture. However, we will consolidate or merge with or into any other corporation or sell all or substantially all of our assets only according to the terms and conditions of the indenture. The remaining or acquiring corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. After that the successor corporation may exercise our rights and powers under the indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board or any of our officers may be done by the board or officers of the successor corporation. If we sell all or substantially all of our assets, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Modification of Indenture

Under the indenture our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent.

Events of Default

“Event of default” when used in the indenture, will mean any of the following:

•	failure to pay the principal of or any premium on any debt security when due;

•	failure to pay interest on any debt security for 30 days;

•	failure to perform any other covenant in the indenture that continues for 60 days after being given written notice;

•	certain events in our bankruptcy, insolvency or reorganization; or

•	any other event of default included in any supplemental indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.

Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Covenants

General

Under the indenture, we will:

•	pay the principal of, and interest and any premium on, the debt securities when due;

•	maintain a place of payment;

•	deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indenture; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

The indenture provides that we will not, nor will we permit any restricted subsidiary to, create, assume, incur or suffer to exist any lien upon any principal property, whether owned or leased on the date of the indenture or thereafter acquired, to secure any of our debt or any other person (other than the senior debt securities issued under the indenture), without causing all of the senior debt securities outstanding under the indenture to be secured equally and ratably with, or prior to, the new debt so long the new debt is so secured. This restriction does not prohibit us from creating the following:

(i) any lien upon any of our property or assets or any restricted subsidiary in existence on the date of the indenture or created pursuant to an “after-acquired property” clause or similar term in existence on the date of the indenture or any mortgage, pledge agreement, security agreement or other similar instrument in existence on the date of the indenture;

(ii) any lien upon any property or assets created at the time of acquisition of such property or assets by or any of our restricted subsidiaries or within one year after such time to secure all or a portion of the purchase price for such property or assets or debt incurred to finance such purchase price, whether such debt was incurred prior to, at the time of or within one year of such acquisition;

(iii) any lien upon any property or assets existing on the property at the time of the acquisition of the property by us or any of our restricted subsidiaries (whether or not the obligations secured are assumed by us or any of our restricted subsidiaries);

(iv) any lien upon any property or assets of a person existing on the property at the time that person becomes a restricted subsidiary by acquisition, merger or otherwise;

(v) the assumption by us or any of our restricted subsidiaries of obligations secured by any lien existing at the time of the acquisition by us or any of our restricted subsidiaries of the property or assets subject to such lien or at the time of the acquisition of the person which owns that property or assets;

(vi) any lien on property to secure all or part of the cost of construction or improvements on the property or to secure debt incurred prior to, at the time of, or within one year after completion of such construction or making of such improvements, to provide funds for any such purpose;

(vii) any lien on any oil, gas, mineral and processing and other plant properties to secure the payment of costs, expenses or liabilities incurred under any lease or grant or operating or other similar agreement in connection with or incident to the exploration, development, maintenance or operation of such properties;

(viii) any lien arising from or in connection with a conveyance by us or any of our restricted subsidiaries of any production payment with respect to oil, gas, natural gas, carbon dioxide, sulphur, helium, coal, metals, minerals, steam, timber or other natural resources;

(ix) any lien in favor of us or any of our restricted subsidiaries;

(x) any lien created or assumed by us or any of our restricted subsidiaries in connection with the issuance of debt the interest on which is excludable from gross income of the holder of such debt pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by us or any of our subsidiaries;

(xi) any lien upon property or assets of any foreign restricted subsidiary to secure debt of that foreign restricted subsidiary;

(xii) permitted liens (as defined below);

(xiii) any lien upon any additions, improvements, replacements, repairs, fixtures, appurtenances or component parts thereof attaching to or required to be attached to property or assets pursuant to the terms of any mortgage, pledge agreement, security agreement or other similar instrument, creating a lien upon such property or assets permitted by clauses (i) through (xii), inclusive, above; or

(xiv) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refundings or replacements) of any lien, in whole or in part, that is referred to in clauses (i) through (xiii), inclusive, above, or of any debt secured thereby; provided, however, that the principal amount of debt secured shall not exceed the greater of the principal amount of debt so secured at the time of such extension, renewal, refinancing, refunding or replacement and the original principal amount of debt so secured (plus in each case the aggregate amount of premiums, other payments, costs and expenses required to be paid or incurred in connection with such extension, renewal, refinancing, refunding or replacement); provided further, however, that such extension, renewal, refinancing, refunding or replacement shall be limited to all or a part of the property (including improvements, alterations and repairs on such property) subject to the encumbrance so extended, renewed, refinanced, refunded or replaced (plus improvements, alterations and repairs on such property).

Notwithstanding the foregoing, under the indenture, we may, and may permit any restricted subsidiary to, create, assume, incur, or suffer to exist any lien upon any principal property to secure our debt or any person (other than the senior debt securities) that is not excepted by clauses (i) through (xiv) above without securing the senior debt securities issued under the indenture, provided that the aggregate principal amount of all debt then outstanding secured by such lien and all similar liens, together with all net sale proceeds from sale-leaseback transactions (excluding sale-leaseback transactions permitted by clauses (i) through (iv), inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described below) does not exceed 15% of consolidated net tangible assets.

The indenture also provides that we will not, nor will we permit any restricted subsidiary to, engage in a sale-leaseback transaction, unless: (i) such sale-leaseback transaction occurs within one year from the date of acquisition of the principal property subject thereto or the date of the completion of construction or commencement of full operations on such principal property, whichever is later; (ii) the sale-leaseback transaction involves a lease for a period, including renewals, of not more than three years; (iii) we or any of our restricted subsidiaries would be entitled to incur debt secured by a lien on the principal property subject thereto in a principal amount equal to or exceeding the net sale proceeds from such sale-leaseback transaction without securing the senior debt securities; or (iv) we or any of our restricted subsidiaries, within a one-year period after such sale-leaseback transaction, applies or causes to be applied an amount not less than the net sale proceeds from such sale-leaseback transaction to (A) the repayment, redemption or retirement of funded debt of us or any such restricted subsidiary, or (B) investment in another principal property.

Notwithstanding the foregoing, under the indenture we may, and may permit any restricted subsidiary to, effect any sale-leaseback transaction that is not excepted by clauses (i) through (iv), inclusive, of the above paragraph, provided that the net sale proceeds from such sale-leaseback transaction, together with the aggregate principal amount of outstanding debt (other than the senior debt securities) secured by liens upon principal properties not excepted by clauses (i) through (xiv), inclusive, of the first paragraph of the limitation on liens covenant described above, do not exceed 15% of the consolidated net tangible assets.

Definitions

The following are definitions of some terms used in the above covenant descriptions:

“Consolidated net tangible assets” means, at any date of determination, the total amount of assets after deducting (i) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt), and (ii) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth on our consolidated balance sheet and our consolidated subsidiaries for our most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

“Debt” means any obligation created or assumed by any person to repay money borrowed and any purchase money obligation created or assumed by such person.

“Funded debt” means all debt maturing one year or more from the date of the creation thereof, all debt directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

“Lien” means any mortgage, pledge, security interest, charge, lien or other encumbrance of any kind, whether or not filed, recorded or perfected under applicable law.

“Permitted liens” means (i) liens upon rights-of-way for pipeline purposes; (ii) any governmental lien, mechanics’, materialmen’s, carriers’ or similar lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction; (iii) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property; (iv) liens of taxes and assessments which are (a) for the then current year, (b) not at the time delinquent, or (c) delinquent but the validity of which is being contested at the time by us or any subsidiary in good faith; (v) liens of, or to secure performance of, leases; (vi) any lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings; (vii) any lien upon property or assets acquired or sold by us or any restricted subsidiary resulting from the exercise of any rights arising out of defaults on receivables; (viii) any lien incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations; (ix) any lien upon any property or assets in accordance with customary banking practice to secure any debt incurred by us or any restricted subsidiary in connection with the exporting of goods to, or between, or the marketing of goods in, or the importing of goods from, foreign countries; or (x) any lien in favor of the U.S. or any state thereof, or any other country, or any political subdivision of any of the foregoing, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any lien securing industrial development, pollution control, or similar revenue bonds.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, other entity, unincorporated organization, or government or any agency or political subdivision thereof.

“Principal property” means (a) any pipeline assets owned by us or by any of our subsidiaries, including any related facilities employed in the transportation, distribution or marketing of natural gas, that are located in the U.S. or Canada, and (b) any processing or manufacturing plant owned or leased by us or any of our subsidiaries that is located within the U.S. or Canada, except, in the case of either clause (a) or (b), any such assets or plant which, in the opinion our board of directors, is not material in relation to our activities and our subsidiaries as a whole.

“Restricted subsidiary” means any of our subsidiaries owning or leasing any principal property.

“Sale-leaseback transaction” means the sale or transfer by us or any of our restricted subsidiaries of any principal property to a person (other than us or a subsidiary) and the taking back by us or any of our restricted subsidiaries, as the case may be, of a lease of such principal property.

Payment and Transfer

Unless we specify otherwise in a prospectus supplement, we will pay principal, interest and any premium on the debt securities, and they may be surrendered for payment or transferred, at the offices of the trustee. We will make payment on registered securities by check mailed to the persons in whose names the debt securities are registered or by transfer to an account maintained by the registered holder on days specified in the indenture or any prospectus supplement. If we make debt securities payments in other forms, we will specify the form and place in a prospectus supplement.

We will maintain a corporate trust office of the trustee or another office or agency for the purpose of transferring or exchanging fully registered securities, without the payment of any service charge except for any tax or governmental charge.

Global Securities

We may issue one or more series of the debt securities as permanent global debt securities deposited with a depositary. Unless otherwise indicated in the prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depository Trust Company (“DTC”) acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, and registered in the name of Cede & Co., as DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC. One fully-registered global security will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of debt securities. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of DTC participants and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation (NSCC, FICC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to DTC’s system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security will be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of the participants acting on behalf of the beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global debt security.

To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co., or such other DTC nominee will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to El Paso as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Principal and interest payments, if any, on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC has told us that its practice is to credit direct participants” accounts upon DTC’s receipt of funds and corresponding detail information from El Paso or the trustee, on the applicable payable date in accordance with their respective holdings shown on

DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the trustee or El Paso, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of El Paso or the trustee. Disbursement of payments from Cede & Co. to direct participants is DTC’s responsibility. Disbursement of payments to beneficial owners is the responsibility of direct and indirect participants.

A beneficial owner must give notice through a participant to a tender agent to elect to have its debt securities purchased or tendered. The beneficial owner must deliver debt securities by causing the direct participants to transfer the participant’s interest in the debt securities, on DTC’s records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase is satisfied when the ownership rights in the debt securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the tender agent’s account.

Neither we, any trustee nor any of our respective agents, will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

DTC may discontinue providing its services as securities depositary at any time by giving reasonable notice to us or the Trustee, as agent. Under such circumstances, we would attempt to obtain a successor securities depositary. If we were unable to obtain a successor depositary, we would issue debt securities in definitive form.

El Paso may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, we would issue debt securities in definitive form.

The information in this section concerning DTC and DTC’s book entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of such information.

Defeasance

We will be discharged from our obligations on the debt securities of any series at any time if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Under U.S. federal income tax laws as of the date of this prospectus, a discharge may be treated as an exchange of the related debt securities. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. Prospective investors should seek tax advice to determine their particular consequences of a discharge, including the applicability and effect of tax laws other than the U.S. federal income tax laws.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

DESCRIPTION OF CAPITAL STOCK

The statements under this caption are brief summaries and are subject to, and are qualified in their entirety by reference to, the more complete descriptions contained in (1) our Second Amended and Restated Certificate of Incorporation, which includes the Certificate of Designations relating to our convertible perpetual preferred stock (the “charter”), copies of which are available upon request to El Paso, and (2) the certificate of designation relating to each series of preferred stock, which will be filed with the SEC in connection with an offering of such series of preferred stock. Please read “Where You Can Find More Information.”

General

We are currently authorized by our charter to issue up to 1,500,000,000 shares of common stock and up to 50,000,000 shares of preferred stock. As of May 3, 2006, there were 660,021,504 shares of common stock and 750,000 shares of 4.99% Convertible Perpetual Preferred Stock issued and outstanding.

Common Stock

We are currently authorized by our charter to issue up to 1,500,000,000 shares of common stock. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of common stock do not have the right to cumulate votes in the election of directors. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably dividends which are declared by our board of directors out of funds legally available for such a purpose. In the event of our liquidation, dissolution, or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The common stock is not redeemable. All of the outstanding shares of common stock are fully paid and nonassessable upon issuance against full payment of the purchase price.

Preferred Stock

Our board of directors, without any further action by our stockholders, is authorized to issue up to 50,000,000 shares of preferred stock and to divide the preferred stock into one or more series. The Board will fix by resolution or resolutions any of the designations, powers, preferences and rights, and the qualifications, limitations, or restrictions of the shares of each such series, including, but not limited to, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences, and the number of shares constituting each such series. The issuance of preferred stock may have the effect of delaying, deterring or preventing a change in control of El Paso. Preferred stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular series of preferred stock will be described in the certificate of designation relating to that series. The description of preferred stock set forth below does not purport to be complete and is qualified in its entirety by reference to the certificate of designation relating to the particular series of preferred stock.

The designations, powers, preferences and rights, and the qualifications, limitations, or restrictions of preferred stock of each series will be fixed by the certificate of designation relating to such series. The certificate of designation relating to each series will specify the terms of the preferred stock as follows:

•	the number of shares to constitute each series and the distinctive designation of the shares;

•	the annual dividend rate, if any, on shares of each series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate and whether dividends will be cumulative;

•	the purchase price and terms and conditions of the shares of each series, including the time during which shares of each series may be redeemed and any accumulated dividends that the holders of shares of each series shall be entitled to receive upon the redemption of the shares;

•	the liquidation preference, if any, and any accumulated dividends thereon, that the holders of shares of each series shall be entitled to receive upon the liquidation, dissolution or winding up of the affairs of El Paso;

•	whether or not the shares of each series will be subject to operation of a retirement or sinking fund, and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes and the terms and provisions relating to the operation of such fund;

•	the terms and conditions, if any, on which the shares of each series shall be convertible into, or exchangeable for, debt securities, shares of any other class or classes of our capital stock, or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

•	the voting rights, if any, on the shares of each series; and

•	any or all other preferences and relative, participating, operational, or other special rights, qualifications, limitations, or restrictions on each series.

As of the date of this prospectus, 750,000 shares of 4.99% convertible perpetual preferred stock are outstanding. A summary description of the 4.99% Convertible Perpetual Preferred Stock is set forth below. You should refer to the full text of the certificate of designation for a more complete description.

Convertible Perpetual Preferred Stock

In April 2005, we issued $750 million of convertible perpetual preferred stock. Cash dividends on the preferred stock are paid quarterly at the rate of 4.99% per year. The terms of our preferred stock prohibit the payment of dividends on our common stock unless we have paid or set apart for payment all accumulated and unpaid dividends on such preferred stock for all preceding dividend periods.

Each share of the preferred stock is convertible at the holder’s option, at any time, subject to adjustment, into 76.7754 shares of our common stock under certain conditions. This conversion rate represents an equivalent conversion price of approximately $13.03 per share. The conversion rate is subject to adjustment based on certain events which include, but are not limited to, fundamental changes in our business such as mergers or business combinations, as well as distributions of our common stock or adjustments to the current rate of dividends on our common stock. We will be able to cause the preferred stock to be converted into common stock after five years if our common stock is trading at a premium of 130% to the conversion price.

The amount payable on shares of convertible perpetual preferred stock in the event of a liquidation, dissolution or winding up of the affairs of El Paso is $1,000 per share, together with accrued and unpaid dividends to the date of payment. These dividend and liquidation rights are senior to the dividend and liquidation rights of the El Paso common stock.

Certain Anti-Takeover Matters

General

Our charter and by-laws contain the following additional provisions, some of which are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors. In addition, some provisions of the Delaware General Corporation Law, if applicable to us, may hinder or delay an attempted takeover without prior approval of our board of directors. Provisions of the Delaware General Corporation Law, or the DGCL, and of our charter and by-laws could discourage attempts to acquire us or remove incumbent management even if some or a majority of our stockholders believe this action is in their best interest. These provisions could, therefore, prevent stockholders from receiving a premium over the market price for the shares of common stock they hold.

Call of Special Meetings

Our by-laws provide that special meetings of our stockholders may be called only by a majority of the board of directors, the Chairman of the Board, the Chief Executive Officer or the President and not the stockholders.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our charter provides otherwise. Our charter does not expressly provide for cumulative voting. Under cumulative voting, a majority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.

Advanced Notice Requirements for Stockholder Proposals and Director Nominations

Our by-laws provide that stockholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. To be timely, a stockholder’s notice must be received by our corporate secretary at our principal executive offices not earlier than 120 days nor later than 90 days prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be received by the secretary not earlier than 120 days prior to such annual meeting and not later than 90 days prior to such annual meeting, or if later, the 10th day following the day on which public announcement of the date of such meeting is first made. Our by-laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

No Stockholder Action by Written Consent

Our charter prohibits the taking of any action by written stockholder consent in lieu of a meeting.

Section 203 of the DGCL

We are a Delaware corporation subject to Section 203 of the DGCL. Generally, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (1) prior to such date, either the business combination or such transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation, (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, or (3) on or after such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. A “business combination” includes merger, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or, within three years, did own, 15% or more of the corporation’s outstanding voting stock.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock and our 4.99% convertible perpetual preferred stock.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the indenture.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of any of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell our securities through agents, underwriters or dealers, or directly to purchasers.

We may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.

•	Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of 1933, as amended, of any of our securities that they offer or sell.

We may use one or more underwriters in the offer or sale of our securities.

•	If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities.

•	We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

•	The underwriters will use our prospectus supplement to sell our securities.

We may use a dealer to sell our securities.

•	If we use a dealer, we, as principal, will sell our securities to the dealer.

•	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

We may indemnify agents, underwriters, and dealers against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

•	We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, El Paso in the ordinary course of business.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarking firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Other than common stock, all securities offered will be a new issue of securities with no established trading market. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is currently listed and traded on the NYSE. Any common stock sold by this prospectus will be listed for trading on the NYSE subject to official notice of issuance. We cannot give you any assurance as to the liquidity of or the trading markets for any securities.

LEGAL MATTERS

The validity of the common stock, preferred stock, senior debt securities, purchase contracts, warrants and units will be passed upon for El Paso by Andrews Kurth LLP, Houston, Texas. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of El Paso Corporation and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Current Report on Form 8-K dated May 12, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Midland Cogeneration Venture Limited Partnership incorporated in this prospectus by reference to the Annual Report on Form 10-K of El Paso for the year ended December 31, 2005 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Information incorporated by reference in this prospectus regarding the estimated reserves attributable to certain of our natural gas and oil properties was prepared by Ryder Scott Company, L.P., independent petroleum engineers, as stated in their report with respect thereto and is incorporated herein upon the authority of such firm as experts in petroleum engineering.

EL PASO CORPORATION

DEBT SECURITIES
PREFERRED STOCK
COMMON STOCK
PURCHASE CONTRACTS
WARRANTS
UNITS

35,700,000 Shares
El Paso Corporation
Common Stock

PROSPECTUS SUPPLEMENT

Banc of America Securities LLC